EXHIBIT 99

For Immediate Release

July 28, 2020
Cummins Reports Second Quarter 2020 Results

•Second quarter revenues of $3.9 billion; GAAP1 Net Income of $276 million
•Second quarter EBITDA of 14.3 percent; Diluted EPS of $1.86
•The company ended the quarter with cash, cash equivalents and marketable securities of $2.1 billion and committed borrowing capacity of $3.5 billion
•The company’s long-term credit ratings remain unchanged at A+ from Standard & Poor’s and A2 from Moody’s with stable outlooks

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2020.

Second quarter revenues of $3.9 billion decreased 38 percent from the same quarter in 2019. COVID-19 related customer shutdowns and weak economic activity led to lower demand in most end markets and regions except China. Sales in North America declined by 48 percent while international revenues decreased 22 percent. Currency negatively impacted revenues by 2 percent primarily due to a stronger US dollar.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter were $549 million (14.3 percent of sales), compared to $1.1 billion (17.0 percent of sales) a year ago.

Net income attributable to Cummins in the second quarter was $276 million ($1.86 per diluted share) compared to $675 million ($4.27 per diluted share) in 2019. The tax rate in the second quarter was 25.7 percent and was negatively impacted by $14 million ($0.09 per diluted share) of discrete tax items.

2020 Outlook:

The company currently expects third quarter revenues to improve from second quarter levels, however, there remains significant uncertainty around how COVID-19 will impact end market demand as well as customer and supplier operations. Due to this uncertainty the company is not providing full year revenue or profitability guidance for 2020.

Chairman and CEO Tom Linebarger

“I want to thank our employees all over the globe for their dedication to our company and to our customers. They continue to work safely and effectively through an incredibly challenging period, with unprecedented disruptions to global demand and supply, to their work processes, and to their daily lives. In the face of the most severe decline in quarterly sales in our history, we delivered solid profitability while meeting commitments to our customers who provide products critical to the functioning of the global economy.”

“Our people demonstrated remarkable flexibility as did our operations and supply chain. A pronounced example of our organization’s agility in this challenging period was our ramp up in China, where many of our facilities went from complete shut down in February and March to producing record volumes in the second quarter.”
“While customer demand did improve in some regions as the quarter progressed, significant uncertainty around the pace of recovery in our markets remains, requiring a continued strong focus on managing expenses and cash flow. Our strong financial position will enable us to continue to prioritize our investments in technology and new products including advanced diesel engines, battery electric powertrains, fuel cells, and hydrogen electrolyzers that will help drive future profitable growth.”

Second Quarter 2020 Highlights:

•Announced an external-facing approach to complement the company’s internal diversity and inclusion activities, including the creation of the Cummins Against Racial Injustice Management Review Group to focus on police reform, criminal justice, social justice, and economic empowerment of Black people in the United States.

•Manufactured more than 14 tons of its filtration media which has been used to produce more than eight million N95 and surgical masks globally.

•Cummins announced a joint venture with NPROXX, a leader in hydrogen storage and transportation, for hydrogen storage tanks. The transaction is expected to close by the end of the first quarter 2021.

•Published the Cummins Work Playbook, a one-stop resource highlighting our health and wellness protocols that ensure the safety of our employees, customers, suppliers and communities during the global COVID-19 pandemic.

•Paid a $1.311 dividend to shareholders. Cummins has paid a dividend for over 70 years.

Second quarter 2020 detail (all comparisons to same period in 2019):

Engine Segment

•Sales - $1.4 billion, down 47 percent
•Segment EBITDA - $150 million, or 10.5 percent of sales, compared to $416 million or 15.4 percent of sales
•On-highway revenues decreased 55 percent and off-highway revenues declined 15 percent
•Sales declined in all regions except China, where sales increased by 40 percent due to higher demand in construction markets

Distribution Segment

•Sales - $1.6 billion, down 21 percent
•Segment EBITDA - $160 million, or 10.0 percent of sales, compared to $172 million or 8.5 percent of sales

•Revenues in North America were down 25 percent and international sales declined by 12 percent
•Demand declined in all lines of business and a stronger US dollar negatively impacted revenues by 1 percent

Components Segment

•Sales - $1.2 billion, down 38 percent
•Segment EBITDA - $141 million, or 12.3 percent of sales, compared to $297 million or 16.1 percent of sales
•Revenues in North America decreased by 55 percent and international sales declined by 9 percent due to lower demand in Europe, India, and Brazil
•Sales in China increased by 63 percent driven by record levels of truck production

Power Systems Segment

•Sales - $777 million, down 35 percent
•Segment EBITDA - $91 million, or 11.7 percent of sales, compared to $173 million, or 14.4 percent of sales
•Power generation revenues decreased by 37 percent while industrial revenues decreased 33 percent due to lower demand in mining and oil and gas markets

New Power Segment

•Sales - $10 million
•Segment EBITDA loss - $38 million
•Costs associated with the development of fuel cells and electrolyzers as well as products to support battery electric vehicles are contributing to EBITDA losses

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 61,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.3 billion on sales of $23.6 billion in 2019. See how Cummins is powering a world that’s always on by accessing news releases and more information at https://www.cummins.com/always-on.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: market slowdown due to the impacts from COVID-19 pandemic, other public health crises, epidemics or pandemics; impacts to manufacturing and supply chain abilities from an extended shutdown or disruption of our operations due to the COVID-19 pandemic; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers, including suppliers that may be impacted by the COVID-19 pandemic; aligning our capacity and production with our demand, including impacts of COVID-19; a major customer experiencing financial distress, particularly related to the COVID-19 pandemic; any adverse results of our internal review into our emissions certification process and compliance with emission standards; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; disruptions in global credit and financial markets as the result of the COVID-19 pandemic; adverse impacts from government actions to stabilize credit markets and financial institutions and other industries; product recalls; the development of new technologies that reduce demand for our current products and services; policy changes in international trade; a slowdown in infrastructure development and/or depressed commodity prices; the U.K.'s decision to exit the European Union (EU); labor relations or work stoppages; reliance on our executive leadership team and other key personnel; lower than expected acceptance of new or existing products or services; changes in the engine outsourcing practices of significant customers; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions;
exposure to potential security breaches or other disruptions to our information technology systems and data security; challenges or unexpected costs in completing cost reduction actions and restructuring initiatives; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; political, economic and other risks from operations in numerous countries; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; the actions of, and income from, joint ventures and other investees that we do not directly control; changes in taxation; global legal and ethical compliance costs and risks; product liability claims; increasingly stringent environmental laws and regulations; the performance of our pension plan assets and volatility of discount rates, particularly those related to the sustained slowdown of the global economy due to the COVID-19 pandemic; future bans or limitations on the use of diesel-powered products; the price and availability of energy; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2019 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	June 28, 2020	March 29, 2020	June 30, 2019
NET SALES	$3,852	$5,011	$6,221
Cost of sales	2,962	3,717	4,580
GROSS MARGIN	890	1,294	1,641
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	470	546	629
Research, development and engineering expenses	189	238	251
Equity, royalty and interest income from investees	115	129	96
Other operating expense, net	(10)	(5)	(9)
OPERATING INCOME	336	634	848
Interest income	4	7	12
Interest expense	23	23	29
Other income, net	45	37	40
INCOME BEFORE INCOME TAXES	362	655	871
Income tax expense	93	127	186
CONSOLIDATED NET INCOME	269	528	685
Less: Net (loss) income attributable to noncontrolling interests	(7)	17	10
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$276	$511	$675

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$1.87	$3.42	$4.29
Diluted	$1.86	$3.41	$4.27

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	147.6	149.3	157.4
Diluted	148.0	149.7	158.0

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Six months ended
In millions, except per share amounts	June 28, 2020	June 30, 2019
NET SALES	$8,863	$12,225
Cost of sales	6,679	9,052
GROSS MARGIN	2,184	3,173
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,016	1,222
Research, development and engineering expenses	427	488
Equity, royalty and interest income from investees	244	188
Other operating expense, net	(15)	(4)
OPERATING INCOME	970	1,647
Interest income	11	24
Interest expense	46	61
Other income, net	82	106
INCOME BEFORE INCOME TAXES	1,017	1,716
Income tax expense	220	362
CONSOLIDATED NET INCOME	797	1,354
Less: Net income attributable to noncontrolling interests	10	16
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$787	$1,338

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$5.30	$8.51
Diluted	$5.29	$8.47

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	148.4	157.3
Diluted	148.8	157.9

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	June 28, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$1,751	$1,129
Marketable securities	353	341
Total cash, cash equivalents and marketable securities	2,104	1,470
Accounts and notes receivable, net	3,441	3,670
Inventories	3,655	3,486
Prepaid expenses and other current assets	634	761
Total current assets	9,834	9,387
Long-term assets
Property, plant and equipment, net	4,067	4,245
Investments and advances related to equity method investees	1,362	1,237
Goodwill	1,284	1,286
Other intangible assets, net	1,017	1,003
Pension assets	998	1,001
Other assets	1,752	1,578
Total assets	$20,314	$19,737

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,281	$2,534
Loans payable	109	100
Commercial paper	2,027	660
Accrued compensation, benefits and retirement costs	309	560
Current portion of accrued product warranty	681	803
Current portion of deferred revenue	523	533
Other accrued expenses	920	1,039
Current maturities of long-term debt	66	31
Total current liabilities	6,916	6,260
Long-term liabilities
Long-term debt	1,639	1,576
Pensions and other postretirement benefits	578	591
Accrued product warranty	636	645
Deferred revenue	829	821
Other liabilities	1,586	1,379
Total liabilities	$12,184	$11,272

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,353	$2,346
Retained earnings	14,811	14,416
Treasury stock, at cost, 74.8 and 71.7 shares	(7,729)	(7,225)
Common stock held by employee benefits trust, at cost, 0.1 and 0.2 shares	(1)	(2)
Accumulated other comprehensive loss	(2,242)	(2,028)
Total Cummins Inc. shareholders’ equity	7,192	7,507
Noncontrolling interests	938	958
Total equity	$8,130	$8,465
Total liabilities and equity	$20,314	$19,737

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
In millions	June 28, 2020	March 29, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$269	$528	$685
Adjustments to reconcile consolidated net income to net cash (used in) provided by operating activities
Depreciation and amortization	165	168	158
Deferred income taxes	—	(11)	6
Equity in income of investees, net of dividends	(46)	(78)	21
Pension and OPEB expense	27	27	19
Pension contributions and OPEB payments	(22)	(60)	(45)
Stock-based compensation expense	8	4	19
Restructuring payments	(33)	(48)	—
Gain on corporate owned life insurance	(21)	(17)	(18)
Foreign currency remeasurement and transaction exposure	(5)	3	(33)
Changes in current assets and liabilities
Accounts and notes receivable	63	107	(177)
Inventories	(53)	(171)	(18)
Other current assets	16	79	(52)
Accounts payable	(391)	171	(18)
Accrued expenses	(101)	(321)	99
Changes in other liabilities	171	28	56
Other, net	(69)	(30)	106
Net cash (used in) provided by operating activities	(22)	379	808

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(77)	(75)	(133)
Investments in internal use software	(13)	(8)	(14)
Investments in and advances to equity investees	(10)	(7)	(8)
Investments in marketable securities—acquisitions	(169)	(116)	(138)
Investments in marketable securities—liquidations	159	95	50
Cash flows from derivatives not designated as hedges	(28)	6	(81)
Other, net	3	6	(16)
Net cash used in investing activities	(135)	(99)	(340)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) of commercial paper	410	957	(275)
Payments on borrowings and finance lease obligations	(15)	(10)	(7)
Net (payments) borrowings under short-term credit agreements	(21)	25	42
Distributions to noncontrolling interests	—	(13)	—
Dividend payments on common stock	(193)	(195)	(179)
Repurchases of common stock	—	(550)	—
Other, net	45	20	55
Net cash provided by (used in) financing activities	226	234	(364)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(9)	48	(35)
Net increase in cash and cash equivalents	60	562	69
Cash and cash equivalents at beginning of period	1,691	1,129	1,328
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,751	$1,691	$1,397

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
In millions	June 28, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$797	$1,354
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	333	315
Deferred income taxes	(11)	17
Equity in income of investees, net of dividends	(124)	(43)
Pension and OPEB expense	54	37
Pension contributions and OPEB payments	(82)	(92)
Stock-based compensation expense	12	28
Restructuring payments	(81)	—
Gain on corporate owned life insurance	(38)	(55)
Foreign currency remeasurement and transaction exposure	(2)	46
Changes in current assets and liabilities
Accounts and notes receivable	170	(312)
Inventories	(224)	(125)
Other current assets	95	15
Accounts payable	(220)	148
Accrued expenses	(422)	(194)
Changes in other liabilities	199	120
Other, net	(99)	(39)
Net cash provided by operating activities	357	1,220

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(152)	(242)
Investments in internal use software	(21)	(34)
Investments in and advances to equity investees	(17)	(18)
Investments in marketable securities—acquisitions	(285)	(259)
Investments in marketable securities—liquidations	254	153
Cash flows from derivatives not designated as hedges	(22)	(26)
Other, net	9	15
Net cash used in investing activities	(234)	(411)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (payments) of commercial paper	1,367	(346)
Payments on borrowings and finance lease obligations	(25)	(17)
Net borrowings under short-term credit agreements	4	57
Distributions to noncontrolling interests	(13)	(13)
Dividend payments on common stock	(388)	(358)
Repurchases of common stock	(550)	(100)
Other, net	65	66
Net cash provided by (used in) financing activities	460	(711)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	39	(4)
Net increase in cash and cash equivalents	622	94
Cash and cash equivalents at beginning of year	1,129	1,303
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,751	$1,397

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended June 28, 2020
External sales	$937	$1,601	$876	$428	$10	$3,852	$—	$3,852
Intersegment sales	486	4	274	349	—	1,113	(1,113)	—
Total sales	1,423	1,605	1,150	777	10	4,965	(1,113)	3,852
Research, development and engineering expenses	65	4	55	41	24	189	—	189
Equity, royalty and interest income from investees	84	11	12	9	(1)	115	—	115
Interest income	1	1	1	1	—	4	—	4
Segment EBITDA	150	160	141	91	(38)	504	45	549
Depreciation and amortization (2)	51	30	47	32	4	164	—	164

Segment EBITDA as a percentage of total sales	10.5%	10.0%	12.3%	11.7%	NM	10.2%		14.3%

Three months ended June 30, 2019
External sales	$2,073	$2,015	$1,401	$724	$8	$6,221	$—	$6,221
Intersegment sales	630	13	445	479	—	1,567	(1,567)	—
Total sales	2,703	2,028	1,846	1,203	8	7,788	(1,567)	6,221
Research, development and engineering expenses	88	7	75	57	24	251	—	251
Equity, royalty and interest income from investees	62	12	11	11	—	96	—	96
Interest income	4	4	2	2	—	12	—	12
Segment EBITDA	416	172	297	173	(33)	1,025	33	1,058
Depreciation and amortization (2)	51	28	47	30	2	158	—	158

EBITDA as a percentage of total sales	15.4%	8.5%	16.1%	14.4%	NM	13.2%		17.0%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended June 28, 2020 and June 30, 2019.

(2) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expenses."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Six months ended June 28, 2020
External sales	$2,516	$3,408	$1,991	$928	$20	$8,863	$—	$8,863
Intersegment sales	1,065	11	661	733	—	2,470	(2,470)	—
Total sales	3,581	3,419	2,652	1,661	20	11,333	(2,470)	8,863
Research, development and engineering expenses	145	11	123	95	53	427	—	427
Equity, royalty and interest income from investees	162	32	33	18	(1)	244	—	244
Interest income	5	2	2	2	—	11	—	11
Segment EBITDA	515	318	420	168	(81)	1,340	55	1,395
Depreciation and amortization (2)	104	61	95	64	8	332	—	332

Segment EBITDA as a percentage of total sales	14.4%	9.3%	15.8%	10.1%	NM	11.8%		15.7%

Six months ended June 30, 2019
External sales	$4,057	$4,008	$2,802	$1,347	$11	$12,225	$—	$12,225
Intersegment sales	1,299	21	905	933	—	3,158	(3,158)	—
Total sales	5,356	4,029	3,707	2,280	11	15,383	(3,158)	12,225
Research, development and engineering expenses	166	14	150	113	45	488	—	488
Equity, royalty and interest income from investees	118	23	21	26	—	188	—	188
Interest income	8	8	4	4	—	24	—	24
Segment EBITDA	854	343	622	311	(62)	2,068	23	2,091
Depreciation and amortization (2)	101	57	93	59	4	314	—	314

EBITDA as a percentage of total sales	15.9%	8.5%	16.8%	13.6%	NM	13.4%		17.1%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the six months ended June 28, 2020 and June 30, 2019.

(2) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $1 million and $1 million for the six months ended June 28, 2020 and June 30, 2019, respectively. A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Six months ended
In millions	June 28, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Total EBITDA	$549	$1,058	$1,395	$2,091
Less:
Depreciation and amortization	164	158	332	314
Interest expense	23	29	46	61
Income before income taxes	$362	$871	$1,017	$1,716

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
In millions	June 28, 2020	June 30, 2019	June 28, 2020		June 30, 2019
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$34	$20	$51		$41
Dongfeng Cummins Engine Company, Ltd.	26	16	34		30
Chongqing Cummins Engine Company, Ltd.	11	10	20		22
All other manufacturers	23	28	78	(1)	55
Distribution entities
Komatsu Cummins Chile, Ltda.	7	7	17		13
All other distributors	—	—	—		(1)
Cummins share of net income	101	81	200		160
Royalty and interest income	14	15	44		28
Equity, royalty and interest income from investees	$115	$96	$244		$188

(1) Includes $37 million in adjustments related to tax changes within India's 2020-2021 Union Budget of India (India Tax Law Changes) passed in March 2020.

INCOME TAXES

Our effective tax rates for the three and six months ended June 28, 2020, were 25.7 percent and 21.6 percent, respectively. Our effective tax rates for the three and six months ended June 30, 2019, were 21.4 percent and 21.1 percent, respectively, and contained immaterial discrete items.
The three months ended June 28, 2020, contained unfavorable discrete items of $14 million, primarily due to changes in tax reserves on certain U.S. tax matters.
The six months ended June 28, 2020, contained $4 million of favorable net discrete tax items, primarily due to favorable tax changes within India's 2020-2021 Union Budget of India (India Tax Law Change) passed in March of 2020, partially offset by unfavorable changes in tax reserves in the second quarter of 2020. The India Tax Law Change eliminated the dividend distribution tax and replaced it with a lower rate withholding tax as the burden shifted from the dividend payor to the dividend recipient for a net favorable income statement impact of $35 million.
The India Tax Law Change resulted in the following adjustments to the Income Statement in the first half of 2020:

In millions	Favorable (Unfavorable)
Equity, royalty and interest income from investees	$37
Income tax expense (1)	17
Less: Net income attributable to noncontrolling interests	(19)
Net income statement impact	$35

(1) The adjustment to "Income tax expense" includes $15 million of discrete items.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

AVAILABLE LIQUIDITY AND CREDIT RATINGS
Available Liquidity
Cash provided by operations is typically our principal source of liquidity with $357 million generated in the six months ended June 28, 2020, although we had a net use of cash from operations of $22 million for the three months ended June 28, 2020, due to the impacts of the pandemic. Our sources of liquidity include:

	June 28, 2020
In millions	Total	U.S.	International	Primary location of international balances
Cash and cash equivalents	$1,751	$836	$915	Singapore, China, Mexico, Belgium, Australia
Marketable securities (1)	353	80	273	India
Total	$2,104	$916	$1,188
Available credit capacity
Revolving credit facilities (2)	$3,473
International and other uncommitted domestic credit facilities	$189

(1) The majority of marketable securities could be liquidated into cash within a few days.
(2) The five-year credit facility for $2.0 billion and the 364-day credit facility for $1.5 billion, maturing August 2023 and August 2020, respectively, are maintained primarily to provide backup liquidity for our commercial paper borrowings and general corporate purposes. On May 1, 2020, we entered into an additional 364-day credit facility agreement that allows us to borrow up to $2.0 billion of senior unsecured funds at any time through April 30, 2021. This program does not backstop or increase our borrowing capacity for our commercial paper programs. At June 28, 2020, we had $2,027 million of commercial paper outstanding, which effectively reduced the available capacity under our revolving credit facilities to $3.5 billion.

Credit Ratings
In June of 2020, Moody's Investors Service, Inc. reviewed and reaffirmed our credit rating and stable outlook. Our ratings and outlook from each of the credit rating agencies as of the date of filing are shown in the table below.

	Long-Term	Short-Term
Credit Rating Agency (1)	Senior Debt Rating	Debt Rating	Outlook
Standard and Poor’s Rating Services	A+	A1	Stable
Moody’s Investors Service, Inc.	A2	P1	Stable

(1) Credit ratings are not recommendations to buy, are subject to change, and each rating should be evaluated independently of any other rating. In addition, we undertake no obligation to update disclosures concerning our credit ratings, whether as a result of new information, future events or otherwise.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, noncontrolling interests, depreciation and amortization (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended			Six months ended
In millions	June 28, 2020	March 29, 2020	June 30, 2019	June 28, 2020	June 30, 2019
Net income attributable to Cummins Inc.	$276	$511	$675	$787	$1,338

Net income attributable to Cummins Inc. as a percentage of net sales	7.2%	10.2%	10.9%	8.9%	10.9%

Add:
Net (loss) income attributable to noncontrolling interests	(7)	17	10	10	16
Consolidated net income	269	528	685	797	1,354

Add:
Interest expense	23	23	29	46	61
Income tax expense	93	127	186	220	362
Depreciation and amortization	164	168	158	332	314
EBITDA	$549	$846	$1,058	$1,395	$2,091

EBITDA as a percentage of net sales	14.3%	16.9%	17.0%	15.7%	17.1%

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$750	$415	$—	$—	$1,165
Medium-duty truck and bus	618	391	—	—	1,009
Light-duty automotive	353	180	—	—	533
Off-highway	437	437	—	—	874
Total sales	$2,158	$1,423	$—	$—	$3,581

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$970	$851	$755	$3,555
Medium-duty truck and bus	721	739	645	602	2,707
Light-duty automotive	382	480	478	464	1,804
Off-highway	571	514	442	463	1,990
Total sales	$2,653	$2,703	$2,416	$2,284	$10,056

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	25,800	15,900	—	—	41,700
Medium-duty	61,200	44,900	—	—	106,100
Light-duty	49,400	29,800	—	—	79,200
Total units	136,400	90,600	—	—	227,000

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	35,000	28,000	25,700	122,600
Medium-duty	79,000	76,400	63,200	64,800	283,400
Light-duty	56,400	64,100	62,600	62,800	245,900
Total units	169,300	175,500	153,800	153,300	651,900

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$787	$654	$—	$—	$1,441
Power generation	376	377	—	—	753
Service	328	297	—	—	625
Engines	323	277	—	—	600
Total sales	$1,814	$1,605	$—	$—	$3,419

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$833	$798	$815	$3,290
Power generation	403	427	467	487	1,784
Service	363	373	376	367	1,479
Engines	391	395	363	369	1,518
Total sales	$2,001	$2,028	$2,004	$2,038	$8,071

Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$664	$472	$—	$—	$1,136
Filtration	312	255	—	—	567
Turbo technologies	270	216	—	—	486
Electronics and fuel systems	174	164	—	—	338
Automated transmissions	82	43	—	—	125
Total sales	$1,502	$1,150	$—	$—	$2,652

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$828	$745	$695	$3,122
Filtration	325	331	310	315	1,281
Turbo technologies	335	319	279	285	1,218
Electronics and fuel systems	198	212	170	179	759
Automated transmissions	149	156	146	83	534
Total sales	$1,861	$1,846	$1,650	$1,557	$6,914

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2020
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$519	$424	$—	$—	$943
Industrial	296	291	—	—	587
Generator technologies	69	62	—	—	131
Total sales	$884	$777	$—	$—	$1,661

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$668	$647	$636	$2,518
Industrial	420	432	392	332	1,576
Generator technologies	90	103	87	86	366
Total sales	$1,077	$1,203	$1,126	$1,054	$4,460

High-horsepower unit shipments by engine classification were as follows:

2020
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,800	1,000	—	—	2,800
Industrial	1,000	1,000	—	—	2,000
Total units	2,800	2,000	—	—	4,800

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,300	2,400	9,100
Industrial	1,600	1,600	1,400	1,400	6,000
Total units	3,700	3,900	3,700	3,800	15,100